UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008 (May 30, 2008)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On May 30, 2008, Brocade Communications Systems, Inc. reached an agreement in principle with lead plaintiffs to settle its federal securities class action lawsuit. The litigation relates to the Company’s restatement of certain financial results in 2005 due to stock-based compensation accounting issues. Under the terms of the preliminary settlement, Brocade will pay $160 million to the plaintiff class in exchange for the dismissal with prejudice of all claims against all defendants in the litigation. The settlement is subject to final documentation and approval by the Federal District Court.

Item 2.02	Results of Operations and Financial Condition.
     As noted above, Brocade reached an agreement in principle with lead plaintiffs to settle its federal securities class-action lawsuit. Based on the preliminary settlement, Brocade recorded an estimated settlement expense of $160 million on a pre-tax basis. This expense has been included in the Company’s results of operations for the three and six months ended April 26, 2008 and will be reflected in its Quarterly Report on Form 10-Q for the quarter ended April 26, 2008, which Brocade expects to file no later than Thursday, June 5, 2008. This expense is not expected to impact the Company’s non-GAAP results of operations.
     The Company also issued a press release on June 2, 2008 announcing the preliminary settlement, a copy of which is attached as Exhibit 99.1. The information in Exhibit 99.1 is incorporated herein by reference.
     The information in Item 2.02 and Item 9.01 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Document

99.1	Press release, dated June 2, 2008, announcing that Brocade has reached settlement in the Company’s federal securities class action lawsuit.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: June 2, 2008	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description of Document

99.1	Press release, dated June 2, 2008, announcing that Brocade has reached settlement in the Company’s federal securities class action lawsuit.